                                                                  EXHIBIT 10.1

                                   AGREEMENT


         THIS AGREEMENT is between MICHAEL A. DEJUSTO and/or assigns ("Seller") and MACQUEEN ENTERPRISES, INC. ("Buyer").

         1. Property. On the terms and conditions herein, Buyer shall buy and Seller shall sell certain land ("the Subject Property") located in Gulf Shores, Alabama, having an approximate total of 223 feet of frontage along the south side of Highway 182, and being bordered on the south by property owned by the City of Gulf Shores fronting the Gulf of Mexico. The Subject Property is more particularly described on Exhibits "A" and "B" attached hereto and includes any appurtenances thereto and any rights incidental or related thereto, including governmental permits, clearances, etc. Buyer is aware that Seller is in the process of acquiring the easternmost parcel comprising approximately 56 feet, with an estimated acquisition date of March 20,1998.

         2.    Purchase Price.

         (a)      The purchase price is $2,341,500.00 to be paid as follows:
$1,800,000.00 shall be paid in cash at closing, with $100,000.00 of the $1,800,000.00 to be held in escrow according to the terms of item 2-b of this contract; the balance shall be evidenced by a promissory note (the "Note") in the amount of $541,500.00, which shall be secured by a mortgage on the Subject Property. The said mortgage shall be expressly subordinated by Seller, as and when requested by Buyer, to a first mortgage in favor of the holder of any mortgage created by Buyer to secure a 1st Mortgage to finance some or all of the purchase price and some or all of the improvements Buyer intends to erect on the Subject Property. The second mortgage shall provide that until the first mortgage is paid in full and canceled of record, individual units shall be released from the lien of said mortgage as and when they are sold without the necessity of Buyer's making any principal payment; these releases shall be automatic but Seller shall execute partial releases when requested by Buyer. Monthly interest payments on the Note shall begin 30 days after closing at an annual rate of 10% and be paid monthly thereafter until the principal balance is paid in full. Additionally, interest at the annual rate of 10% (which shall not be compounded) shall accrue on the principal balance remaining from time to time and be paid as and when the principal balance matures. The principal balance matures upon final closing of at least 90% of the multiple units proposed to be constructed upon the Subject Property, but in no event prior to January 1, 1999 or later than August 17, 1999. The Note shall be personally guaranteed by Julian B. MacQueen. Buyer agrees to notify Seller a minimum of 120 days in advance of the date anticipated for repayment of the Note and to cooperate with Seller in the timing of such payment in order to minimize the impact of tax consequences to Seller, provided, such cooperation is at zero cost to Buyer.

         (b) One hundred thousand dollars ($100,000.00) of the cash to be paid in closing shall be placed in escrow with the company issuing the title insurance. If, as and when Buyer has developed a final building design for the multi-unit structure to be built upon the Subject Property, Buyer shall select a unit either on the ground floor or the first living floor, that meets with Sellers approval, to be conveyed to Seller. This one (1) unit shall be of a size and with appointments substantially equal to other units proposed to be built. Such conveyance shall be subject to such matters as to which other purchasers purchase their units. Seller shall, upon demand, execute a standard pre construction purchase agreement, and upon conveyance, the $100,000.00 shall be released from escrow to Buyer as payment of the purchase price. If Buyer, or an affiliate of Buyer, does not build the proposed multi-unit structure on the Subject

Property, the $100,000.00 plus an additional $50,000.00 shall be paid to the Seller, either within twenty (20) days after Buyer's interest in the Subject Property is conveyed to any other party unrelated to Buyer, or within twenty
(20) days after a certificate of occupancy is issued for any structure built on the property. Notwithstanding the above, Buyer reserves the right to draw (by written notice to the title company), from time to time, upon the $100,000.00 in escrow for use in connection with the construction of a multi-unit structure on the Subject Property,] with any amount drawn by Buyer to be credited to Seller when the $100,000.00 would have otherwise have been released to Buyer at the time of conveyance of the unit to Seller. If the circumstances are such that Buyer draws from such escrowed funds yet Seller is, in lieu of being conveyed a unit, entitled to receive $150,000.00, then any amount drawn by Buyer shall be repaid by Buyer to the escrow fund. In no event shall Seller be entitled to the possession, use or benefit of the $100,000.00 or any portion thereof, prior to the earliest to occur of the following: (a) the conveyance of the said unit to Seller by Buyer, which upon conveyance shall release the $100,000.00 to Buyer, (b) twenty (20) days after Buyer's interest in the Subject Property is conveyed to any other party unrelated to Buyer (c) within twenty (20) days after a certificate of occupancy is issued for any other structure built on the property.

         (c)      In addition to the items enumerated in subparagraphs (a) and
(b) above, if, as and when the proposed multi-unit structure is developed, then, prior to the offering of any units for reservation of sale, Seller shall have first right of refusal on unit locations. Seller shall have ten (10) days after notice from Buyer of such offering in which to elect, by written notice to Buyer, to reserve up to four (4) units of his first choice from the total inventory of all units, at the first advertised price on the terms and conditions that are available for other purchasers. Seller's notice within such ten (10) day period must be accompanied by a fully executed and completed form purchase agreement prepared by Buyer and signed by Seller, identifying the unit(s) to be purchased, with required earnest money deposits to be in hand within two (2) weeks of said election. If Buyer, or an affiliate of Buyer, does not build the proposed multi-unit structure on the Subject Property, this subparagraph (c) shall be deemed void.

         3.    Earnest Money and Conditions to Buyer's Obligations.

Upon Seller's execution and delivery to Buyer of an original or counterpart of this Agreement, Buyer shall deliver the sum of $125,000.00 to GCA Reality to be held in escrow, which shall be applied to the purchase price at closing.

         (a) If Buyer defaults under this Agreement, the earnest money shall be forthwith delivered to, and retained by, Seller as liquidated damages and not as a penalty, constituting a reasonable pre-default estimate of Seller's probable damage which would otherwise be difficult to determine. If Buyer elects not to close this transaction, Buyer shall deliver to Seller any surveys, topographic surveys, environmental reports, architectural plans, engineering studies, and appraisals obtained by Buyer with respect to the Subject Property, without any recourse to Buyer.

         4.    Survey, Title Policy and Deed.

         (a) Seller shall, at Seller's expense, deliver, within 14 days of the effective date of the Agreement, a title insurance commitment by a licensed reputable Alabama title insurer to Buyer (such commitment to obligate the insurer to issue an ALTA owner's title insurance policy, Form B, insuring Buyer in the amount of the purchase price), subject to the acquisition of the property by Seller as described in Exhibits "C" and "D". Buyer shall, within 7 days from receipt of such commitment, deliver written notice to Seller of any matter appearing in such commitment that Buyer considers a defect. Title shall be deemed acceptable to Buyer if (i) Buyer fails to deliver timely notice of defects or (ii) Buyer delivers proper notice and Seller cures the defects within 10 days from receipt of the notice (the "Curative Period). If such matters are deemed a title defect that can be cured within the Curative Period, Seller shall use Seller's best efforts to cure said title defect. If, despite shall Seller's best efforts, all of the defects are not cured within the Curative Period, Buyer shall have 10 days from receipt of notice of Seller's inability to cure the defects to elect whether to terminate this Agreement or accept title subject to existing defects and close the transaction without reduction in purchase price.

         (b) At closing, Seller shall deliver to Buyer (i) a fully executed general warranty deed conveying to Buyer marketable fee simple title, free and clear of any and all liens, encumbrances, easements, restrictions, claims subject only to those matters and conditions that presently exist on said property in that contract dated April 7, 1997 between McDonald's Corporation and Mike DeJusto or assigns as described in Exhibit "C" and (ii) an ALTA owner's title insurance policy issued pursuant to the aforesaid commitment.

         5.    Condition of Subject Property: Access and Delivery of Studies.

         (a) Buyer agrees to purchase the Subject Property in its "as is" condition; however, this provision does not abrogate Buyer's right to terminate this Agreement if the title to the Subject Property is not satisfactory as provided in paragraph 4-(a).

         (b) Buyer, its agents, representatives and assigns, may enter onto the Subject Property at all times to perform such inspections and examinations of the Subject Property and to make such surveys, evaluations, delineations, soil borings and other tests and studies as Buyer reasonably deems necessary to determine the condition of the Subject Property. Buyer shall repair any damage caused by entry onto the Subject Property within 48 hours of creating such damage or hazard.

         (c) Within ten (10) days after the effective date of this Agreement, Seller shall deliver to Buyer true, correct, and complete copies of all reports, studies, surveys, evaluations, delineations, soil borings, permits, governmental correspondence, governmental notices, and other documents in possession of, or accessible to, Seller that affect the Subject Property or the title or the use thereof.

         6. Ad Valorem Taxes. Real estate ad valorem taxes shall be prorated as of the date of closing based on the then best available information.

         7. Hazardous Materials. Seller represents that, to the best of Seller's knowledge, no hazardous materials have been dumped, released, stored or used on the Subject Property.

         8. Closing Costs. Buyer shall be responsible for the preparation of the deed, the second mortgage and the Note and costs of recording said mortgage and deed.

         9. Closing. Seller to provide Buyer with five (5) working days notice of closing date. Closing shall take place at any mutually agreeable location in any event on or before April 6,1998. Time shall be of the essence. Seller may, at Seller's election, extend said closing date.

         10. Risk of Loss and Possession. Risk of loss and possession shall shift from Seller to Buyer at closing.

         11. Real Estate Commission. A real estate commission of $150,000 shall be paid by the Seller to RE/MAX of Gulf Shores and GCA Realty. RE/MAX of Gulf Shores and GCA Realty agree to accept $40,000.00 to be paid (50/50 split, $20,000.00 each) upon closing, with the balance of $110,000 to be due in full upon the repayment of the Note addressed in paragraph 2. Each party shall indemnify and hold the other harmless from and against any and all other claims for a real estate commission, finder's fee or similar charge made by any person whose claim is based on dealings with the indemnifying party. Seller acknowledges that principals of Buyer and assignees of Buyer, or principals of such assignees, may include licensed real estate brokers, and said brokers may buy, sell, lease and/or develop the Subject Property for profit or loss without recourse to Seller for any profit.

         12. CONTINGENCY: In the event Seller is unable to acquire and convey the additional approximately 56 feet appurtenant to and east of the original 166 foot parcel on or before March 20, 1998, then Buyer agrees to proceed with the purchase of the 166 foot parcel at a price of $1,750,350 based on 166.7 feet, to include a paid for unit with the same terms and conditions as outlined in paragraph 2-b with closing on the 166 foot to be on or before April 6th, 1998. The terms of that purchase shall be as follows: The purchase price is $1,750,350.00 to be paid as follows: $1,320,000.00 shall be paid in cash at closing, with $100,000.00 to be held in escrow according to the terms of 2-b of this contract; the balance shall be evidenced by a promissory not (the "Note") in the amount of $430,350.00, which shall be secured by a mortgage on the subject property, with all other terms as specified in paragraph 2-a, "Purchase Price". In any event, payment of said promissory note and a resolution of the $100,000.00 in escrow shall be done no later than August 17, 1999.

         13.   AGENCY DISCLOSURE:

         The selling company, RE/MAX OF GULF SHORES is exclusively an agent of:

                          X         SELLER
                        -----
                                    PURCHASER
                        -----
                                    BOTH PARTIES AS A LIMITED CONSENSUAL
                        -----       DUAL AGENT

                                    NEITHER PARTY AND IS ACTING AS A
                        -----       CONTRACT BROKER


                               Seller's Initials      /s/JM   Buyer's Initials
                        ------                       ------


         The selling company, GCA Realty is exclusively an agent of:


                                    SELLER
                        -----
                          X         PURCHASER
                        -----
                                    BOTH PARTIES AS A LIMITED CONSENSUAL
                        -----

                                    DUAL AGENT
                        -----
                                    NEITHER PARTY AND IS ACTING AS A
                        -----       CONTRACT BROKER


                               Seller's Initials      /s/JM   Buyer's Initials
                        -----                        ------


         14. Entire Agreement. This agreement contains the entire understanding between the parties, and supersedes any prior or contemporaneous oral or written agreements, representation, etc. No amendment to this Agreement shall be binding unless same is in writing and signed by both parties.

         15. Captions. The captions in this Agreement are inserted solely as a matter of convenience and for reference, and are not a substantive part of this Agreement.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         17. Binding. This Agreement shall inure to the benefit of, and shall be binding upon, each of the parties hereto, and their respective heirs, personal representatives, successors, and assigns.

         18. Notice. Any notices or other communications required or arising hereunder shall be in writing and shall be deemed given when delivered personally or delivered by Federal Express or other reputable overnight delivery service or two (2) days after deposited in registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


          TO BUYER:                               MacQueen Enterprises, Inc.
                                                  113 Bay Bridge Drive
                                                  Gulf Breeze, Florida  32561

          with a copy to:                         Richard E. Davis, Esquire
                                                  Helmsing Lyons Sims & Leach
                                                  Post Office Box 2767
                                                  Mobile, Alabama  36652

          TO SELLER:                              Michael A DeJusto
                                                  8295 North 6th Street
                                                  Fresno, California  93720

Either party may change such party's address for purpose of notices hereunder by giving the other party written notice of such change, which shall be effective five (5) business days after notice of the change is given.

         19. Offer and Date. This Agreement shall be deemed an offer to purchase, until the same is accepted by Seller. Acceptance may be made by Seller at anytime prior to noon, CT, March 20, 1998. The date of this Agreement shall be deemed to be the date on which Seller accepts the offer.

         IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals.

                                    SELLER:  MICHAEL A. DeJUSTO

                                    BY: /s/ Michael A. DeJusto  3/20/98  11:30
                                        ----------------------
                                    MICHAEL A. DEJUSTO


                                    BUYER:  MACQUEEN ENTERPRISES, INC.

                                    BY: /s/ Julian B. MacQueen
                                       -----------------------
                                    JULIAN B. MACQUEEN, PRESIDENT


The above offer is hereby accept subject to:

         1) Review and approval, by both buyer and seller, of the specific terms of the promissory note referenced in item 2a.

         2) Review and approval by seller of the financial statement to be provided by buyer.


                           -------------------------                      [DJ]

                                   EXHIBIT A


    [Copy of Plat of Field and Topographical survey performed July 24, 1985]

                                                                           A-2
                               LEGAL DESCRIPTION

                           C E R T I F I C A T I O N

I, Noel Ed Hand, a Registered Professional Land Surveyor in the State of Alabama, for Perry Hand & Associates, Inc., certify to McDonald's Corporation and Lawyers Title Company, that this is a correct plat of an actual field & topographical survey performed by me or under my direction on July 24, 1985, on the following described property:

         The North 222.17 feet of Lot 1 and the North 222.17 feet of the West
         56.97 feet of Lot 2, Block 9 of a re-survey of Blocks 8, 9, 10, 11, 12, 28, 29, and 30, Unit 1 of Gulf Shores as recorded in Map Book 3, page 85 of the Baldwin County Probate Records. Said land being in
         Section 20, Township 9 South, Range 6 East, Gulf Shores, Baldwin County, Alabama.

         More Particularly described as follows:

         Commence at the Northwest corner of Lot 1, Block 9 of a re-survey of Blocks 8, 9, 10, 11, 12, 28, 29, and 30, Unit 1 of Gulf Shores as recorded in Map Book 3, page 85 of the Baldwin County Probate Records, for the Point of Beginning; run thence North 83(degree)-34"-00" East along the South right-of-way of East Gulf Shores Boulevard for 166.91 feet; run thence South 06(degree)-26"-00" East for 222.17 feet; run thence South 83(degree)-34"-00" West for 166.91 feet to the East right-of-way of East First Street; run thence North 06(degree)-26"-00" West along the East right-of-way of said East First Street for 222.17 feet to the Northwest corner of Lot 1, Block 9 of a re-survey of Blocks 8-12 & 28-30, of said Unit 1 of Gulf Shores, and the Point of Beginning. Said land being in Section 20, Township 9 South, Range 4 East, Gulf Shores, Baldwin County, Alabama.

I further certify that the encroachment(s), if any, are as shown and that this plat does not reflect if there are any recorded and unrecorded easements or underground encroachments (other than shown) and that this survey & plat conforms to or exceeds the requirements of the Minimum Technical Standards for the Practice of Land Surveying in the State of Alabama as approved on January 27, 1984.

This is the 12th day of August, 1985.

/s/ Noel Ed Hand
----------------
Noel Ed Hand
Ala. Reg. No. 14978                [ S E A L ]

FLOOD STATEMENT
This property is in Zone V-9, (Elevation 10") which is areas of 100-year coastal flood with velocity (wave action), as per the map by the Federal Emergency Management Agency, Federal Insurance Administration Community-Panel Number 015005 0005E for the Town of Gulf Shores, Alabama, Baldwin County, Alabama as per revised Map Dated January 03, 1985.

         The above described property is all or part of the property conveyed to Seller by ________ deed, dated _______, 19__, recorded at page _____, book _____, volume _____, document no. ______ on _________, 19__, in the ________
County records.

                                   EXHIBIT A

                                   EXHIBIT B


                     [Sketch of Parcels forming Hotel site]

                                                                           B-2
                        [CITY OF GULF SHORES LETTERHEAD]

                                                 DAVID L. BODENHAMER,Mayor
                                                 TONY RIVERA,City Administrator

                                                        November 26, 1997
Mike DeJusto
3790 W. Buena Vista
Fresno, CA  93711

Dear Mr. DeJusto:

Please accept this letter as the official confirmation from the City of Gulf shores of our intent to proceed with an exchange of property currently owned by the City for property that you currently have under contract for purchase. Per our previous discussion, the exchange would be structured as follows:

1. The City will swap to you a portion of our existing beach property adjacent to the current McDonald's property. The size of this parcel will be 12,500 square feet or 56.27" x 222.17".

2. In return for the City parcel, you will swap to the City the parcel described as Unit 1, Block 7, Lots 3 & 5 which contains 12,500 square feet and measures 50" x 250".

3. The exchange will involve only the two parcels of land described above which have been determined to be equal value.

4. Any outstanding ad valorem taxes due at the time of exchange on your parcel will be paid by you.

5. The City will initiate and bear any costs involved in subdividing the parcel to be exchanged from the existing City property and see the process through to completion. This process will be completed prior to the exchange.

After consulting with our City Attorney, I will communicate to you any other details we may need to discuss prior to the exchange.

If you have any questions, please feel free to contact me at your convenience.

                                                   Very truly yours,

                                                   /s/ David L. Bodenhamer
                                                   -----------------------------
                                                   David L. Bodenhamer, Mayor

-----------------------------------COUNCILMEN-----------------------------------
J.R. HANZLIK - GEORGE H. HARRIS - G.W. DUKE - JUDITH KAISER - M.E. (MIKE) MICELI
            P.O. BOX 229 - GULF SHORES, ALABAMA 36547 - 334-968-2425

                                   EXHIBIT C

                           REAL ESTATE SALE CONTRACT

         THIS CONTRACT, dated April 7, 1997, is between McDONALD'S CORPORATION, a(n) Delaware corporation, hereinafter called "Seller" and MICHAEL A DeJUSTO and M. KATHERINE DeJUSTO, their heirs or assigns, hereinafter called "Purchaser."

         1. CONVEYANCE: Seller agrees to sell and convey to Purchaser by special warranty deed, and Purchaser agrees to purchase from Seller, the real estate located in Gulf Shores County of Baldwin, State of Alabama more particularly described on Exhibit A attached (hereinafter described as "Premises").

         2. PRICE: Purchase price is ONE MILLION ONE HUNDRED THOUSAND AND NO/100 Dollars ($1,100,000.00).

         3. CONDITIONS: Conveyance shall be subject to matters generally excepted by title insurance companies in their title policies issued in the state in which the Premises are located; special taxes or special assessments, if any, for improvements not yet completed; installments not due at the date hereof of any special tax or special assessment for improvements heretofore completed, if any; general real estate taxes, if any, for the year in which closing occurs; covenants, conditions and restrictions of record; zoning and building laws or ordinances; private, public and utility easements and roads and highways, whether or not of record; the terms, reservations and conditions of this sale; and a reservation to Seller of the right and privilege of Seller, its lessees, franchisees, successors and assigns to continue, protect, maintain, operate and use all existing private utility easements and roads of any kind whatsoever on the Premises, whether or not of record, including their repair, reconstruction, replacement and removal. Further, Purchaser agrees to accept in Seller's deed to Purchaser a restriction prohibiting the Premises from being used a quick service restaurant with drive-thru or any of the following listed name brand competitors, their successors or assigns for a period of twenty (20) years form the date of the deed: Wendy's, Hardee's, Carl's Jr., Arby's, Pizza Hut, Burger King, Taco Bell, Popeyes, Subway. Purchaser agrees that the restriction shall be a covenant running with the land and be binding upon Purchaser, its heirs, administrators, successors and assigns.

         4. EARNEST MONEY: Upon acceptance of this contract by Purchaser, Purchaser shall tender to Seller the non-refundable sum (except as stated in Paragraph 6) of ONE HUNDRED FOUR THOUSAND AND NO/100 Dollars ($104,000.00) hereinafter known as the "earnest money." The earnest money shall be applied to the purchase price at closing. Purchaser shall consummate this transaction and pay to Seller the balance of the purchase price no later than February 17, 1998, unless Seller cannot convey marketable title subject to the conditions set forth in Article 3.

         5. ESCROW: Purchaser shall deposit the balance of the purchase price with Gulf Shores Title, as escrowee, prior to closing. The sale shall be closed in accordance with the general provisions of the usual form of Deed and Money Escrow Agreement then furnished and in use by the escrowee, with such special provisions inserted in the Escrow Agreement as may be required to conform with this contract. Closing and settlement shall take place at the office of the escrowee. The cost of recording the documents called for herein shall be paid for by the Purchaser. All current real estate taxes and assessments are to be prorated to the date of closing and if the amount of such taxes is not the ascertainable, the prorating shall be on the basis of the amount of the most recent ascertainable taxes. If the real estate tax bill includes additional property owned by Seller at closing Purchaser shall give Seller a credit for taxes from the date of closing through the remainder of the tax year. Seller covenants to pay the taxes prior to the date they are due. All state and country transfer and conveyance and or documentary stamps shall be paid by the Seller, all local or city transfer stamps shall be paid for by Purchaser. The costs of the escrow shall be divided equally between Seller and Purchaser.

         6. TITLE: Purchaser agrees to pay all costs in connection with the examination, opinion and insurance of title. Upon Purchaser's request, Seller shall furnish Purchaser with any survey, abstract, title insurance policy or other title information in Seller's possession. Seller makes no representation as to the correctness of such material. Purchaser agrees to return all such materials to Seller at or prior to the date of closing. If Purchaser's examination of title reveals exceptions or conditions which render title unmarketable or which do not comply with the permitted exceptions set forth above, Purchaser must give Seller written notice of such objections within 14 days from the date of the last execution of this contract. Seller shall then have thirty days to remove such title defects or have them waived by the title insurer, and the closing date shall be extended accordingly. If Seller is unable to have such defects cured or waived within thirty days, Purchaser may, as its sole remedy, terminate this contract, and the earnest money deposit shall be returned to Purchaser.

         7. SURVEY: Purchaser shall have the right to have the Premises surveyed by registered surveyor at Purchaser's sole cost and expense by serving written notice on Seller of Purchaser's intention to obtain a survey, said notice to be served within ten (10) days after the acceptance of this offer by Seller. A copy of such survey shall be then served upon the Seller within twenty (20) days after the date of the service of written notice on Seller of Purchaser's intention to obtain a survey.

         8. NOTICES: All notices and demands herein required shall be in writing and shall be sent by United State Certified mail to Seller at McDonald's Plaza, Oak Brook, Illinois 60523, Attention: Director, Real Estate/Legal Department, or Purchaser at 8295 N. 6th Street, Fresno, CA 93720.

         9. TIME OF THE ESSENCE: Time is of the essence of this agreement. If the Purchaser shall default or fail to perform this agreement within the time limits specified, Seller may, at its election, retain the earnest money as agreed liquidated damages and just compensation, and not as a penalty or forfeiture, and declare this agreement terminated, or proceed to have this agreement specifically enforced and/or avail itself of any other remedy at law or in equity.

         10. REAL ESTATE COMMISSION: Purchaser hereby warrants that Purchaser did not engage or use the services of any Real Estate Broker or Agent in any manner whatsoever in connection with the Premises. Purchaser agrees to indemnify Seller and hold Seller harmless against any and all claims for brokers fees made on behalf of brokers Seller has not hired.

         11. ACCEPTANCE OF OFFER: This offer when accepted shall constitute the entire agreement between the parties for the sale and purchase of the Premises. This Agreement may be modified only in writing. It is understood that there are no oral agreements or representations between Purchaser and Seller affecting this Contract and this Contract supersedes and cancels any and all previous negotiations, arrangements, representations and understandings, if any, between the parties.

         12. AUTHORITY TO SIGN: No employee or agent of Seller or Seller's Broker, if any, has authority to make a contract, alter, change or modify any provisions, or make any warranty, representation, agreement or undertaking. The submission of this contract for examination and negotiation does not constitute an offer to sell or a reservation of or any option for the Premises, and this Contract will become effective and binding only upon execution and delivery by Purchaser and an authorized officer of Seller.

         13. COVENANTS AND WARRANTIES: All of the covenants, warranties and agreements contained in this Contract shall extend to and be binding on the heirs, executors, administrators, successors and assigns of the respective parties. Purchaser has inspected the Premises and agrees to take title to the Premises as is without warranty or representation of any kind, either express or implied, as to its condition or fitness for use, by Seller, or any agent of Seller, which is not expressly state herein.

         14. EXISTING IMPROVEMENTS: Seller shall have the right, but not the obligation, to remove any or all of Seller's existing improvements, including but not limited to, Seller's trade fixtures, kitchen equipment, seating and decor package and signage, from the Premises prior to closing or within a thirty (30) day period after closing. Any improvements not removed by Seller within the time period provided above shall become a part of the real estate being transferred by this contract and shall become the property of the Purchaser.

         15. REWRITE COMMITTEE APPROVAL: Both parties acknowledge and agree that notwithstanding, the acceptance of this Real Estate Sale Contract and the closing of the restaurant presently operated on the Premises and the sale of the Premises by McDonald's Corporation is subject to final approval by McDonald's Rewrite Committee.

         SELLER AND PURCHASER, by their execution below, indicate their consent to the terms of this Contract.

SELLER:   Mc Donald's Corporation, a              PURCHASER:
          Delaware corporation

/s/ Martin W. Chamura                             /s/ Michael A. DeJusto
-----------------------------                     -----------------------------
Martin W. Chamura, Home Office Director           Michael A. DeJusto
                     [ S E A L ]

                                                  /s/ M. Katherine DeJusto
-----------------------------                     -----------------------------
                                                  M. Katherine DeJusto

Date:         12-1-97                             Date:          4/10/97
      -----------------------                           -----------------------


WITNESS:                                          WITNESS:

/s/ Angela K. Williamson
-----------------------------                     -----------------------------
Angela K. Williamson

/s/ Shirley A. Collins
-----------------------------                     -----------------------------
Shirley A. Collins

                                                                           C-4
                               LEGAL DESCRIPTION

                           C E R T I F I C A T I O N

I, Noel Ed Hand, a Registered Professional Land Surveyor in the State of Alabama, for Perry Hand & Associates, Inc., certify to McDonald's Corporation and Lawyers Title Company, that this is a correct plat of an actual field & topographical survey performed by me or under my direction on July 24, 1985, on the following described property:

         The North 222.17 feet of Lot 1 and the North 222.17 feet of the West
         56.97 feet of Lot 2, Block 9 of a re-survey of Blocks 8, 9, 10, 11, 12, 28, 29, and 30, Unit 1 of Gulf Shores as recorded in Map Book 3, page 85 of the Baldwin County Probate Records. Said land being in
         Section 20, Township 9 South, Range 6 East, Gulf Shores, Baldwin County, Alabama.

         More Particularly described as follows:

         Commence at the Northwest corner of Lot 1, Block 9 of a re-survey of Blocks 8, 9, 10, 11, 12, 28, 29, and 30, Unit 1 of Gulf Shores as recorded in Map Book 3, page 85 of the Baldwin County Probate Records, for the Point of Beginning; run thence North 83(degree)-34"-00" East along the South right-of-way of East Gulf Shores Boulevard for 166.91 feet; run thence South 06(degree)-26"-00" East for 222.17 feet; run thence South 83(degree)-34"-00" West for 166.91 feet to the East right-of-way of East First Street; run thence North 06(degree)-26"-00" West along the East right-of-way of said East First Street for 222.17 feet to the Northwest corner of Lot 1, Block 9 of a re-survey of Blocks 8-12 & 28-30, of said Unit 1 of Gulf Shores, and the Point of Beginning. Said land being in Section 20, Township 9 South, Range 4 East, Gulf Shores, Baldwin County, Alabama.

I further certify that the encroachment(s), if any, are as shown and that this plat does not reflect if there are any recorded and unrecorded easements or underground encroachments (other than shown) and that this survey & plat conforms to or exceeds the requirements of the Minimum Technical Standards for the Practice of Land Surveying in the State of Alabama as approved on January 27, 1984.

This is the 12th day of August, 1985.

/s/ Noel Ed Hand
----------------
Noel Ed Hand
Ala. Reg. No. 14978                [ S E A L ]

FLOOD STATEMENT
This property is in Zone V-9, (Elevation 10") which is areas of 100-year coastal flood with velocity (wave action), as per the map by the Federal Emergency Management Agency, Federal Insurance Administration Community-Panel Number 015005 0005E for the Town of Gulf Shores, Alabama, Baldwin County, Alabama as per revised Map Dated January 03, 1985.

         The above described property is all or part of the property conveyed to Seller by ________ deed, dated _______, 19__, recorded at page _____, book _____, volume _____, document no. ______ on _________, 19__, in the ________
County records.
                                   EXHIBIT A

                                                                           C-5
                                   MCDONALD'S

                                (ACKNOWLEDGMENT)

STATE OF ILLINOIS                               )
                                                ) SS;
COUNTY OF DUPAGE                                )

         I, Ellen L. Loess, a Notary Public in and for the county and state aforesaid, DO HEREBY CERTIFY that Martin W. Chamura, Home Office Director, of McDonald's Corporation, a Delaware corporation, who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument to as such Vice-President and Assistant Secretary appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such Vice-President and Assistant Secretary respectively and as the free and voluntary act of said corporation for the uses and purposes therein set forth.

         Given under my hand and notarial seal, this 1st day of December, 1997.

/s/ Ellen L. Loess                            My commission expires:  5-30-2001
------------------                            [ S E A L ]
  Notary Public


                          ACKNOWLEDGMENT - INDIVIDUAL

STATE OF  ALABAMA                               )
                                                ) SS;
COUNTY OF  BALDWIN                              )

         I, Sunnie Laine South, a Notary Public in and for the county and state aforesaid, DO HEREBY CERTIFY that Michael A. DeJusto and M. Katherine DeJusto of 3790 W. Buena Vista, Fresno, CA who (is)(are) personally known to me to be the same person(s) whose name(s) (is)(are) subscribed to the foregoing instrument appeared before me this day in person and acknowledge that (he)(she)
(they) signed, sealed and delivered the said instrument as (his)(her)(their) free and voluntary act for the uses and purposes therein set forth.

         Give under my hand and notarial seal, this 10th day of April, 1997.

Sunnie Laine South                         My commission expires:   [ S E A L ]
------------------                         December 31, 2000
  Notary Public

                           ACKNOWLEDGMENT - CORPORATE

STATE OF                                        )
                                                ) SS;
COUNTY OF                                       )

         I,__________________, a Notary Public in and for the county and state aforesaid, DO HEREBY CERTIFY that ______________, President and _____________, Secretary of ____________________, a(n) _____________________ corporation, who is personally known to me to be the person whose name is subscribed to the foregoing instrument as such President, appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such President and Secretary respectively and as the free and voluntary set of said corporation for the uses and purposes therein set forth.

         Given under my hand and notarial seal, this___ day of___________, 19__.

----------------------------                          My commission expires:
  Notary Public

                                    ADDENDUM

This addendum shall amend the purchase agreement dated March 14, 1998 and dated March 20, 1998 between Mike DeJusto and MacQueen Enterprises, Inc. on that property formerly known as McDonald's and the approximately 56 feet appurtenant and to the east.

Whereas,

DeJusto and MacQueen desire to amend the above referenced agreement as follows:

The closing date of the sale shall be extended to April 15, 5 PM, 1998. All other terms and conditions shall remain the same.


This addendum, when signed by both parties, shall become a part of the aforementioned agreement to purchase as evidenced by their signatures affirmed below.


/s/ Mike DeJusto                                      date   4/1/98
----------------------------------------------             -----------
Mike DeJusto


/s/ Julian B. MacQueen                                date   4/4/98
----------------------------------------------             ----------
MacQueen Enterprises, Inc., By Julian MacQueen